                                                                    EXHIBIT 3(b)

                                     BYLAWS

                                       OF

                   CHEVY CHASE PREFERRED CAPITAL CORPORATION



                                                                 AUGUST 20, 1996

                               TABLE OF CONTENTS

                                                                Page
                                                                ----

ARTICLE I  OFFICES AND RECORDS....................................  2
  Section 1.1   Resident Agent....................................  2
  Section 1.2   Principal Office..................................  2
  Section 1.3   Additional Offices................................  2
  Section 1.4   Books and Records.................................  2
ARTICLE II  STOCKHOLDERS..........................................  2
  Section 2.1   Annual Meeting....................................  2
  Section 2.2   Special Meetings..................................  2
  Section 2.3   Place of Meetings.................................  3
  Section 2.4   Notice of Meetings................................  3
  Section 2.5   Meeting Without Notice; Waiver of Notice..........  3
  Section 2.6   Quorum............................................  4
  Section 2.7   Adjournments......................................  4
  Section 2.8   Proxies...........................................  4
  Section 2.9   Vote of Stockholders..............................  4
  Section 2.10  Opening and Closing the Polls.....................  4
  Section 2.11  Inspectors........................................  4
  Section 2.12  Informal Action by Stockholders...................  5
ARTICLE III  BOARD OF DIRECTORS...................................  5
  Section 3.1   General Powers....................................  5
  Section 3.2   Number, Tenure and Qualifications.................  5
  Section 3.3   Composition of the Board of Directors.............  5
  Section 3.4   Regular Meetings..................................  6
  Section 3.5   Special Meetings..................................  6
  Section 3.6   Notice............................................  6
  Section 3.7   Quorum............................................  6
  Section 3.8   Participation by Conference Telephone.............  7
  Section 3.9   Presumption of Assent.............................  7
  Section 3.10  Adjournments......................................  7
  Section 3.11  Informal Action...................................  7
  Section 3.12  Vacancies.........................................  7
  Section 3.13  Removal...........................................  8
  Section 3.14  Committees........................................  8
ARTICLE IV  OFFICERS..............................................  9
  Section 4.1   Categories of Officers............................  9

                               TABLE OF CONTENTS

                                                                Page
                                                                ----

  Section 4.2   Election and Term of Office.......................  9
  Section 4.3   Chairman of the Board.............................  9
  Section 4.4   President and Chief Executive Officer............. 10
  Section 4.5   Vice President.................................... 10
  Section 4.6   Secretary......................................... 10
  Section 4.7   Chief Executive Officer........................... 10
  Section 4.8   Treasurer......................................... 11
  Section 4.9   Removal........................................... 11
  Section 4.10  Vacancies......................................... 11
  Section 4.11  Resignations...................................... 11
ARTICLE V  STOCKCERTIFICATES AND TRANSFERS.......................  11
  Section 5.1   Stock Certificates................................ 11
  Section 5.2   Record Date and Closing of Transfer Books......... 12
  Section 5.3   Registered Stockholders........................... 12
  Section 5.4   Lost Certificates................................. 12
ARTICLE VI  MISCELLANEOUS PROVISIONS.............................. 13
  Section 6.1   Fiscal Year....................................... 13
  Section 6.2   Dividends......................................... 13
  Section 6.3   Seal.............................................. 13
  Section 6.4   Execution of Written Instruments.................. 13
  Section 6.5   Signing of Checks and Notes....................... 13
  Section 6.6   Voting of Securities Held in Other Entities....... 13
  Section 6.7   Indemnification and Insurance..................... 14
     A.  PersonsCovered..........................................  14
     B.  Enforcement.............................................. 14
     C.  Nonexclusively........................................... 14
     D.  Authorization to Purchase Insurance...................... 15
     E.  Nature of Right to Indemnification....................... 15
     F.  Authority to Further Indemnify........................... 15
  Section 6.8   Reliance.......................................... 15
ARTICLE VII  AMENDMENTS........................................... 16

                                     BYLAWS

                                       OF

                   CHEVY CHASE PREFERRED CAPITAL CORPORATION


                                   ARTICLE I

                              OFFICES AND RECORDS

        Section 1.1 Resident Agent.  The name of the initial resident agent
                    --------------
for the Corporation in the State of Maryland is The Corporation Trust Incorporated, and the address of the initial resident agent is 32 South Street, Baltimore, Maryland 21202.

        Section 1.2 Principal Office.  The initial address of the principal
                    ----------------
office of the Corporation is 8401 Connecticut Avenue, Chevy Chase, Maryland
20815.

        Section 1.3 Additional Offices.  The Corporation may also have
                    ------------------
business offices at such places both within and without the State of Maryland as the Board of Directors may from time to time determine.

        Section 1.4 Books and Records.  The books and records of the
                    -----------------
Corporation may be kept, either within or without the State of Maryland, at such place or places as the Board of Directors from time to time may designate.


                                  ARTICLE II

                                 STOCKHOLDERS

        Section 2.1 Annual Meeting.  An annual meeting of the stockholders of
                    --------------
the Corporation shall be held in April of each year commencing with 1997 or as soon thereafter as is practicable, at such time and date during that month as may be fixed by the Board of Directors. At such meeting, the stockholders shall elect the Board of Directors and transact any other business lawfully before them.

        Section 2.2 Special Meetings.  Subject to the rights of the holders of
                    ----------------
any series of preferred stock of the Corporation (the "Preferred Stock") to elect additional directors under specified circumstances, special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation of the Corporation, as the same may be amended or restated from time to time (the "Charter"), may be called only by the Chairman of the Board, the President and Chief Executive Officer or the Board of Directors of the Corporation pursuant to a resolution adopted by a majority of the total number of directors constituting the whole Board of Directors (the "Whole Board"), or by written request to the Secretary of the Corporation by the holders of not less than twenty-five percent (25%) of all of the shares then outstanding and entitled to be cast at such meeting (the "Voting Stock"); provided that (i) the Secretary shall inform the stockholders requesting such meeting of the reasonably estimated cost of preparing and disseminating notice thereof and shall not be required to give such notice until the Corporation has received payment in such amount from such stockholders, and
(ii) unless requested by holders of a majority of the Voting Stock, the Secretary shall not be required to call a special meeting to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the twelve (12) months preceding the request to call such new special meeting.

        Section 2.3 Place of Meetings.  Meetings of the stockholders shall be
                    -----------------
held at the principal office of the Corporation or at such other place, within or without the State of Maryland, as the Board of Directors from time to time by resolution may designate.

        Section 2.4  Notice of Meetings.  A written or printed notice of each
                     ------------------
stockholders' meeting, stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes of the meeting, shall be prepared and delivered by the Corporation not less than ten (10) nor more than ninety (90) days before the date of the meeting by personal delivery, by mail, by facsimile or by telegram or express courier, charges prepaid, to the address of each stockholder of record entitled to vote at such meeting and to each other stockholder or other person, if any, entitled to notice of the meeting. If delivered by mail, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at (i) his or her address as it appears on the stock transfer books of the Corporation; (ii) his or her residence; or (iii) his or her usual place of business. If delivered personally, such notice shall be deemed given when so delivered to the stockholder as provided above, and if by facsimile, such notice shall be deemed given upon completion of the facsimile transmission to the stockholder as provided above. If delivered by telegram or express courier, such notice shall be deemed to be delivered when delivered to the telegraph or courier company for delivery to the stockholder as provided above. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 2.5 of these Bylaws. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date scheduled for such meeting.

        Section 2.5 Meeting Without Notice; Waiver of Notice.  A stockholder,
                    ----------------------------------------
either before or after a stockholders' meeting, may waive notice of the meeting by signing a waiver of notice to be filed with the Corporation's records of stockholders meetings; and his or her waiver shall be deemed the equivalent of giving notice pursuant to Section 2.4 hereof. Attendance at a stockholders' meeting, either in person or by proxy, by a person entitled to notice shall constitute a waiver of notice of the meeting unless such person attends for the express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.

        Section 2.6 Quorum.  Except as otherwise provided by law or by the
                    ------
Charter, the holders of a majority of the Voting Stock, represented in person or by proxy, shall constitute a quorum at meetings of stockholders, except that when specified business is to be voted on by a class or series voting as a single class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such business.

        Section 2.7 Adjournments.  A meeting of stockholders convened on the
                    ------------
date for which it was called may be adjourned prior to the completion of business thereat to a date not more than one hundred twenty (120) days after the record date of the original meeting. Notice of a subsequent meeting held as a result of an adjournment, other than by announcement at the meeting at which the adjournment was taken, shall not be necessary. If a quorum is present or represented at such subsequent meeting, any business may be transacted thereat which could have been transacted at the meeting which was adjourned.

        Section 2.8 Proxies.  At all meetings of stockholders, a stockholder
                    -------
entitled to vote may vote in person or by proxy executed in writing by the stockholder or by his or her authorized agent. A proxy shall not be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated thereon. Each proxy must be filed with the Secretary of the Corporation or his or her representative at or before the time of the meeting to which it relates.

        Section 2.9 Vote of Stockholders.  Subject to the rights of the holders
                    --------------------
of any series of Preferred Stock to elect directors under specified circumstances, and to the laws of the State of Maryland, each stockholder having the right to vote shall be entitled at every meeting of stockholders to one (1) vote for every share standing in his or her name on the record date fixed by the Board of Directors pursuant to Section 5.2 of these Bylaws. Except as otherwise provided by law, the Charter, these Bylaws, any resolution adopted by the Board of Directors authorizing a series of Preferred Stock or any resolution adopted by a majority of the Whole Board, all matters submitted to the stockholders at any meeting (other than the election of directors) shall be decided by a majority of the votes cast with respect thereto.

        Section 2.10 Opening and Closing the Polls.  The chairman of a meeting
                     -----------------------------
of stockholders shall fix, and announce at the meeting, the date and time of the opening and the closing of the polls for each matter upon which the stockholders are to vote at the meeting.

        Section 2.11 Inspectors.  At any meeting of stockholders, the chairman
                     ----------
of such meeting may, and upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting. Such inspector or inspectors shall ascertain and report the number of shares represented at such meeting in person or by proxy, based upon the determination of such inspector or inspectors of the validity of proxies, count all votes, report the results and perform such other acts as are proper to conduct voting with impartiality and fairness to all stockholders.

Each report of inspectors shall be in writing and signed by the inspector or, if there is more than one, by a majority of inspectors acting at such meeting, in which event the report of the majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at a meeting and the results of voting thereat shall be prima
                                                                           -----
facie evidence thereof.
-----

        Section 2.12 Informal Action by Stockholders.  Any action required or
                     -------------------------------
permitted to be taken at a meeting of stockholders may be taken without a meeting if the following are filed with the records of stockholders meetings:

          (1) a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter; and

          (2) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote thereat.

                                  ARTICLE III

                              BOARD OF DIRECTORS

        Section 3.1 General Powers.  The business and affairs of the
                    --------------
Corporation shall be managed by, or under the direction of, its Board of Directors. In addition to the powers and authorities expressly conferred by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts as are not by law, by the Charter or by these Bylaws conferred upon or reserved to the stockholders.

        Section 3.2 Number, Tenure and Qualifications.  Subject to the rights
                    ---------------------------------
of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time pursuant to a resolution adopted by a majority of the Whole Board, but shall consist of not more than eleven (11) nor less than three (3) directors who need not be residents of the State of Maryland nor hold shares in the Corporation; provided that if, at any time, the Corporation has fewer than three
(3) stockholders, the number of directors may be less than three (3) but not less than the number of stockholders. The Board of Directors at the time of adoption of these Bylaws shall consist of four (4) directors. Each director, except one appointed to fill a vacancy, shall be elected to serve for a term of one (1) year and until his or her successor shall have been duly elected and qualified.

        Section 3.3 Composition of the Board of Directors.  Except during a
                    -------------------------------------
period of vacancy or vacancies on the Board of Directors, at least two (2) of the directors at all times shall be "Independent Directors." For purposes of these Bylaws, "Independent Directors" shall mean directors who are not current officers or employees of the Corporation or current directors, officers or employees of Chevy Chase Bank, F.S.B. (the "Bank") or any affiliate of the Bank, and "affiliate" shall mean, with respect to the Bank, any person or entity who directly or indirectly controls, is controlled by or is under common control with, the Bank.

        Section 3.4 Regular Meetings.  A regular meeting of the Board of
                    ----------------
Directors to elect officers and consider other business shall be held without notice other than this Section 3.4 immediately after, and at the same place as, each annual meeting of stockholders. The Board of Directors may, by resolution, designate the time and place for additional regular meetings without notice other than such resolution.

        Section 3.5 Special Meetings.  Special meetings of the Board of
                    ----------------
Directors shall be called at the request of the Chairman of the Board, the President and Chief Executive Officer or a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meeting.

        Section 3.6 Notice.  Notice of any special meeting shall be given to
                    ------
each director at his or her business or residence as reflected in the books and records of the Corporation or at such other address as such director may designate in writing to the Secretary of the Corporation by mail, by telegram or express courier, charges prepaid, by facsimile or by telephonic communication. If mailed, such notice shall be deemed adequately delivered if deposited in the United States mail so addressed, with postage thereon prepaid, at least five (5) days before the day of such meeting. If by telegram, such notice shall be deemed adequately delivered if the telegram is delivered to the telegraph company at least twenty-four (24) hours before the time set for such meeting. If by express courier, such notice shall be deemed adequately given if delivered to the courier company at least two (2) days before the day of such meeting. If by telephone or facsimile, such notice shall be deemed adequately delivered if given at least six (6) hours prior to the time set for such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under Article VII hereof. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing, either before or after such meeting. Attendance of a director at a meeting shall constitute waiver of notice of that meeting unless he or she attends for the sole and express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.

        Section 3.7  Quorum.  A number of directors equal to at least a
                     ------
majority of the Whole Board shall constitute a quorum for the transaction of business. However, not less than one-third (1/3) of the Whole Board shall constitute a quorum, unless the Whole Board consists of two (2) or three (3) directors, in which case not less than two (2) directors shall constitute a quorum, or unless the Whole Board consists of one (1) director, in which case that one (1) director shall constitute a quorum. Anything else herein to the contrary notwithstanding, if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. Except as otherwise may be provided by the Charter, these Bylaws or applicable law, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal or departure of enough directors to leave less than a quorum.

        Section 3.8 Participation by Conference Telephone.  Members of the
                    -------------------------------------
Board of Directors, or any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 3.8 shall constitute presence in person at such meeting.

        Section 3.9 Presumption of Assent.  A director of the Corporation who
                    ---------------------
is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting, unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or unless he or she shall forward a written dissent within twenty-four (24) hours after the meeting is adjourned, by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, to the person acting as the secretary of the meeting or to the Secretary of the Corporation.

        Section 3.10 Adjournments.  Any meeting of the Board of Directors may
                     ------------
be adjourned prior to the completion of business thereat. Notice of the subsequent meeting held as a result of an adjournment, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. If a quorum is present at such subsequent meeting, any business may be transacted thereat which could have been transacted at the meeting which was adjourned.

        Section 3.11 Informal Action.  If all of the directors consent in
                     ---------------
writing to any action required or permitted to be taken at a meeting of the Board of Directors or a committee thereof and the writing or writings evidencing such consent is or are filed by the Secretary of the Corporation with the minutes of proceedings of the Board of Directors or such committee, the action shall be as valid as though it had been taken at a meeting of the Board or committee.

        Section 3.12 Vacancies.  Except as otherwise provided in this Section
                     ---------
3.12, subject to the rights of the holder of any series of Preferred Stock to elect additional directors under specified circumstances, unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification or other cause relating to a then-existing Board position shall be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and newly created directorships resulting from an increase in the authorized number of directors shall be filled by the affirmative vote of a majority of the Whole Board and, in either event, directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director. A vacancy on the Board of Directors due to the removal of a director may be filled by the stockholders at an annual meeting or special meeting called for that purpose, and the director so chosen shall hold office for the balance of the term of the removed director and until such director's successor shall have been duly elected and qualified.

        Section 3.13 Removal.  Subject to the rights of the holders of any
                     -------
series of Preferred Stock to elect additional directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time, with or without the assignment of cause, only by the affirmative vote of a majority of the then outstanding Voting Stock, voting together as a single class.

        Section 3.14 Committees.  The Board of Directors, by resolution or
                     ----------
resolutions adopted by a majority of the Whole Board, may designate one (1) or more committees which, to the extent provided in such resolution or resolutions, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation to the extent consistent with the Maryland General Corporation Law, as amended from time to time, or any successor statute thereto (the "MGCL"), except the power to declare dividends or distributions on stock, to amend these Bylaws, to issue stock other than in a manner prescribed in these Bylaws, to recommend to the stockholders any action that requires stockholder approval or to approve any merger, consolidation or share exchange that does not require stockholder approval. Each such committee shall consist of two (2) or more directors of the Corporation, including, without limitation, the following committees:

        (1) An Executive Committee, which shall have such authority as shall be delegated by the Board of Directors, including, without limitation, authority to acquire and dispose of real property and to execute contracts and agreements on behalf of the Whole Board including, without limitation, those relating to the incurrence of debt by the Corporation or subsidiaries thereof and shall advise the Board of Directors from time to time with respect to such matters as the Board of Directors shall direct.

        (2) An Audit Committee, which shall consist of Independent Directors. The Audit Committee shall make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of each audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Corporation's internal accounting controls.

The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Unless the Board of Directors shall provide otherwise, the presence of one-half (1/2) of the total membership of any committee of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of such committee and the act of a majority of those present shall be the act of such committee. Each committee shall keep regular minutes of its proceedings and report the same to the Whole Board when so requested.

                                  ARTICLE IV

                                   OFFICERS

        Section 4.1 Categories of Officers.  The elected officers of the
                    ----------------------
Corporation shall consist of a Chairman of the Board, a President and Chief Executive Officer, one (1) or more Executive Vice Presidents or Vice Presidents, a Chief Financial Officer, a Secretary and a Treasurer. Such other officers, assistant officers, agents and employees that the Board of Directors from time to time may deem necessary may be elected by the Board or be appointed by the Chairman of the Board. The Chairman of the Board shall be chosen from among the directors. Two (2) or more offices may be held by the same person, except that a person may not serve concurrently as both President and Chief Executive Officer and an Executive Vice President or Vice President. Each officer chosen or appointed in the manner prescribed by the Board of Directors shall have such powers and duties as generally pertain to his or her office or offices, subject to the specific provisions of this Article IV. Such officers also shall have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof authorized to do so.

        Section 4.2 Election and Term of Office.  The elected officers of the
                    ---------------------------
Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is convenient. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, until his or her death or until he or she shall resign or be removed from office.

        Section 4.3 Chairman of the Board.  The Chairman of the Board shall
                    ---------------------
preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his or her office which may be required by law and all such other duties as may be properly required by the Board of Directors. Except where by law the signature of the President and/or Chief Executive Officer is required, the Chairman of the Board shall possess the same power as the President and Chief Executive Officer to sign all certificates, contracts, and other instruments of the Corporation, which may be authorized by the Board of Directors. The Chairman of the Board shall make reports to the Board of Directors and the stockholders as are properly required by the Board of Directors. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

        Section 4.4 President and Chief Executive Officer.  The President and
                    -------------------------------------
Chief Executive Officer shall be the chief operating officer of the Corporation, shall act in a general executive capacity and shall assist the Chairman of the Board in the administration and operation of the Corporation's business and general supervision of its policies and affairs. The President and Chief Executive Officer may, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board of Directors. The President and Chief Executive Officer may sign, alone or with the Secretary or any assistant secretary or any other officer of the Corporation properly authorized by the Board of Directors, certificates, contracts and other instruments of the Corporation as authorized by the Board of Directors.

        Section 4.5 Vice President.  The Vice President or Vice Presidents, if
                    --------------
any, including any Executive Vice Presidents, in the order determined by the Board of Directors, shall perform the duties of the President and Chief Executive Officer in the absence or disability of the President and Chief Executive Officer, and shall have such powers and perform such other duties as the Board of Directors may from time to time prescribe.

        Section 4.6 Secretary.  The Secretary shall give, or cause to be given,
                    ---------
notice of all meetings of stockholders and directors and all other notices required by law, by the Charter or by these Bylaws, and in case of his or her absence or refusal or neglect to do so, any such notice may be given by any person thereunto directed by the Chairman of the Board, the President and Chief Executive Officer or the Board of Directors, upon whose request the meeting is called, as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book or books to be kept for that purpose, and shall perform such other duties as from time to time may be prescribed by the Board of Directors, the Chairman of the Board or the President and Chief Executive Officer. The Secretary shall have custody of the seal, if any, of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chairman of the Board or the President and Chief Executive Officer, and shall attest to the same.

        Section 4.7 Chief Financial Officer.  The Chief Financial Officer shall
                    -----------------------
have custody of corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Chief Financial Officer shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation in such manner as may be ordered by the Board of Directors, the Chairman of the Board or the President and Chief Executive Officer, taking proper vouchers for such disbursements. The Chief Financial Officer shall render to the Chairman of the Board, President and Chief Executive Officer and the Board of Directors, whenever requested, an account of all his or her transactions as the Chief Financial Officer and of the financial condition of the Corporation. If required by the Board of Directors, the Chief Financial Officer shall give the Corporation a bond for the faithful discharge of his or her other duties in such amount and with such surety as the Board of Directors shall prescribe. The Chief Financial

Officer also shall perform such duties and have such powers as the Board of Directors shall from time to time prescribe.

        Section 4.8 Treasurer.  The Treasurer shall perform the duties of the
                    ---------
Chief Financial Officer in the absence or disability of the Chief Financial Officer and shall have such powers and perform such other duties as the Board of Directors may from time to time prescribe.

        Section 4.9 Removal.  Any officer elected by the Board of Directors or
                    -------
appointed in the manner prescribed hereby may be removed by a majority of the members of the Whole Board whenever, in their judgment, the best interests of the Corporation would be served thereby.

        Section 4.10 Vacancies.  Any newly created office or vacancy in any
                     ---------
office because of death, resignation or removal shall be filled by the Board of Directors or, in the case of an office not specifically provided for in Section
4.1 hereof, by or in the manner prescribed by the Board of Directors. The officer so selected shall hold office until his or her successor is duly selected and shall have qualified, unless he or she sooner resigns or is removed from office in the manner provided in these Bylaws.

        Section 4.11 Resignations.  Any officer, whether elected or appointed,
                     ------------
may resign at any time by serving written notice of such resignation on the Chairman of the Board, the President and Chief Executive Officer or Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the President and Chief Executive Officer or the Secretary. No action shall be required of the Board of Directors or the stockholders to make any such resignation effective.


                                   ARTICLE V


                       STOCK CERTIFICATES AND TRANSFERS

        Section 5.1 Stock Certificates.  Each stockholder shall be entitled to a
                    ------------------
certificate or certificates, in a form approved by the Board of Directors and consistent with the MGCL, which shall represent and certify the number, kind and class of shares owned by him or her in the Corporation. Each certificate shall be signed by the Chairman of the Board, the President and Chief Executive Officer or a Vice President, and counter-signed by the Secretary or the Treasurer (or an assistant secretary or assistant treasurer, if any), and pursuant to resolutions of the Board of Directors, any such signature may be in facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed on, a certificate has ceased to hold such office before the certificate is issued, it nevertheless may be issued by the Corporation with the same effect as if he or she held such office at the date of issue.

        Section 5.2 Record Date and Closing of Transfer Books.  The Board of
                    -----------------------------------------
Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, stockholders entitled to receive payment of any dividend or distribution or the allotment of any rights or stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or in order to make a determination of stockholders for any other proper purpose. The record date may not be prior to the close of business on the day the record date is fixed. Such record date shall be not more than ninety (90) days, and in case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. The stock transfer books of the Corporation may not be closed for a period longer than twenty (20) days.

          If no record date is fixed and the Corporation's stock transfer books are not closed, the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the later of (i) the close of business on the day on which notice of the meeting is mailed or (ii) the thirtieth (30th) day before the meeting. If no record date is fixed, the record date for determining stockholders for any purpose other than that specified in the preceding sentence shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.

        When a determination of stockholders of record entitled to notice of, or to vote at, any meeting of stockholders has been made as provided in this
Section 5.2, such determination shall apply to any future meeting in respect of an adjournment thereof, unless the directors fix a new record date under this
Section 5.2 for such future meeting.

        Section 5.3 Registered Stockholders.  The Corporation shall be entitled
                    -----------------------
to treat the holder of record of shares as the holder in fact and, except as otherwise provided by the laws of the State of Maryland, shall not be bound to recognize any equitable or other claim to or interest in the shares.

        Shares of the Corporation shall only be transferred on its books upon the surrender to the Corporation of the share certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon presentation of adequate evidence of the validity of the transfer under this Section 5.3 and the laws of the State of Maryland. In that event, the surrendered certificates shall be canceled, new certificates issued to the person entitled to them and the transaction recorded on the books of the Corporation.

        Section 5.4 Lost Certificates.  The Board of Directors may direct a
                    -----------------
new certificate to be issued in place of a certificate alleged to have been destroyed or lost if the owner makes an affidavit that it is destroyed or lost. The Board, in its discretion, may as a condition precedent to issuing the new certificate, require the owner to give the Corporation a bond as indemnity against any claim that may be made against the Corporation on the certificate allegedly destroyed or lost.

                                  ARTICLE VI


                           MISCELLANEOUS PROVISIONS

        Section 6.1 Fiscal Year.  The fiscal year of the Corporation shall
                    -----------
begin on the first (1st) day of January and end on the thirty-first (31st) day of December of each year.

        Section 6.2 Dividends.  The Board of Directors may from time to time
                    ---------
declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Charter.

        Section 6.3 Seal.  The corporate seal, if any, shall have inscribed
                    ----
thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Maryland." The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

        Section 6.4 Execution of Written Instruments.  Contracts, deeds,
                    --------------------------------
documents, and other instruments shall be executed by the Chairman of the Board, the President and Chief Executive Officer or a Vice President and attested by the Secretary or an assistant secretary, unless the Board of Directors shall, in a particular situation, designate another procedure for their execution.

        Section 6.5 Signing of Checks and Notes.  Checks, notes, drafts, and
                    ---------------------------
demands for money shall be signed by such person or persons as may be designated by the Board of Directors, the Chairman of the Board or the President and Chief Executive Officer.

        Section 6.6 Voting of Securities Held in Other Entities.  In the
                    -------------------------------------------
absence of other arrangements by the Board of Directors, securities issued by any other corporation, partnership or other entity and owned or controlled by the Corporation may be voted at any securityholders' meeting of such other entity by the Chairman of the Board of the Corporation or, if he or she is not present at the meeting, by the President and Chief Executive Officer or any Vice President of the Corporation, and in the event none of the Chairman of the Board, President and Chief Executive Officer or any Vice President is to be present at such a meeting, the securities may be voted by such person as the Chairman of the Board and the Secretary of the Corporation shall, by duly executed proxy, designate to represent the Corporation at the meeting.

        Section 6.7 Indemnification and Insurance.
                     -----------------------------

        A. Persons CoveredA..Persons Covered . Each "director" (as that term is
           ----------------------------------
defined in Section 2-418 of the MGCL) or officer of the Corporation who is made a "party" (as that term is defined in Section 2-418 of the MGCL) to a "proceeding" (as that term is defined in Section 2-418 of the MGCL), whether the basis of such proceeding is alleged action in an "official capacity" (as that term is defined in Section 2-418 of the MGCL) as a director or officer or in any other capacity (including, without limitation, service at the request of the Corporation for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise or employee benefit plan), shall be indemnified and held harmless to the fullest extent authorized by the MGCL (but, in the case of any amendment of the MGCL, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all judgments, penalties, fines, settlements and expenses (including, without limitation, attorneys' fees and expenses and excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended) reasonably incurred by such person in connection therewith and indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Paragraph B of this Section 6.7 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

        B.   Enforcement.  If a claim under Paragraph A of this Section 6.7 is
             -----------
not paid in full by the Corporation within thirty (30) calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter (but prior to payment of the claim) bring suit against the Corporation to recover the unpaid amount of the claim and, if successful, in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the MGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        C. Nonexclusively.  The right to indemnification and the payment of
           --------------
expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 6.7 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Charter or these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

        D. Authorization to Purchase Insurance. The Corporation may purchase
           -----------------------------------
and maintain insurance, at its expense, on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who while a director, officer, employee or agent of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or employee benefit plan, against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have the power to indemnify such person against such expense or liability under the MGCL.

        E. Nature of Right to Indemnification. The right to indemnification
           ----------------------------------
conferred in this Section 6.7 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the
                                                --------  -------
MGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of (a) a written affirmation of the director or officer of his or her good faith belief that the standard of conduct necessary of indemnification by the Corporation has been met and (b) a written undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that the standard of conduct has not been met.

        F. Authority to Further Indemnify. The Corporation may, to the extent
           ------------------------------
authorized from time to time by the Board of Directors, grant rights of indemnification and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition to any employee or agent of the Corporation to the fullest extent of the provisions of this
Section 6.7 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

        Section 6.8 Reliance.  Each director, officer, employee and agent of the
                    --------
Corporation, in the performance of his or her duties with respect to the Corporation, shall be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any other of its officers, employees, agents, or by the advisers, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel, expert or consultant also is a director.

                                  ARTICLE VII


                                  AMENDMENTS

          These Bylaws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided that notice of the proposed change was given (i) in the case of a meeting of the stockholders, in the notice of the meeting given pursuant to Section 2.4 of these Bylaws, and (ii) in the case of a meeting of the Board of Directors, in a notice given pursuant to Section 3.4 or 3.6 hereof, as the case may be; provided, however, that, in the case of amendments by stockholders,
--------  -------
notwithstanding any other provisions of these Bylaws or the Charter or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, the Charter or these Bylaws with respect to any series of Preferred Stock, the affirmative vote of the holders of that proportion of the Voting Stock necessary to approve an amendment to the Corporation's Charter pursuant to such Charter and the MGCL, voting together as a single class, shall be required to alter, amend or repeal any provision of these Bylaws.